UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

Columbia Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36113

MD	20-0068852
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Glenlake Parkway, Suite 1200

Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(404) 465-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Listing

Columbia Property Trust, Inc. (the “Company”) announced today that it is authorized to list its common stock on the New York Stock Exchange (“NYSE”). Trading is expected to commence on October 10, 2013 under the ticker symbol “CXP.” The Company also announced that, in connection with the listing of its common stock on the NYSE, members of the Company’s management team and board of directors will ring The Opening Bell® at 9:30 a.m. EST today at the NYSE to celebrate the first day of trading in the Company’s common stock on the NYSE. A copy of the press release announcing the listing and the ringing of the opening bell is included as Exhibit 99.1 to this Current Report on Form 8-K.

Tender Offer

The Company announced today that it has commenced a modified “Dutch auction” tender offer to purchase for cash up to $300,000,000 in value of shares of its common stock from its stockholders (the “Tender Offer”). Under the terms of the Tender Offer, the Company intends to select the lowest price, not greater than $25.00 nor less than $22.00 per share, net to the tendering stockholder in cash, less any applicable withholding taxes and without interest, which would enable the Company to purchase the maximum number of shares having an aggregate purchase price not exceeding $300,000,000. The Company intends to fund the purchase price for shares of common stock accepted for payment pursuant to the Tender Offer, and related fees and expenses, from available cash and/or borrowings under the Company’s existing unsecured revolving credit facility. A copy of the press release announcing the Tender Offer is included as Exhibit 99.2 to this Current Report on Form 8-K.

Important Information

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The full details of the Tender Offer, including complete instructions on how to tender shares, are included in the Offer to Purchase, the Letter of Transmittal and other related materials that the Company will distribute to stockholders and has filed with the Securities and Exchange Commission (the “SEC”). Stockholders may obtain free copies of the Offer to Purchase, the Letter of Transmittal and other related materials that the Company has filed with the SEC at the SEC’s website at http://www.sec.gov or by calling Georgeson Inc., the information agent for the Tender Offer, at (877) 278-9670 (toll free). Questions and requests for assistance by retail stockholders may be directed to Georgeson Inc. at (877) 278-9670 (toll free). Questions and requests for assistance by institutional stockholders may be directed to Morgan Stanley & Co. LLC and Goldman, Sachs & Co., the Dealer Managers for the Tender Offer, at: (888) 726-2634 (Morgan Stanley toll free) or (800) 323-5678 (Goldman Sachs toll free). In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at http://www.columbiapropertytrust.com or by directing a request to Columbia Shareholder Services, c/o DST Systems, Inc., P.O. Box 219453, Kansas City, MO 64121-9453, or by phone at (855) 347-0042 (toll free).

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 10, 2013 regarding the Listing of Common Stock on the NYSE

99.2	Press Release dated October 10, 2013 regarding the Commencement of the Tender Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: October 10, 2013	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer

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